Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES





                                                          Three Months
                                                             Ended
                                                         March 31, 1998
                                                     ----------------------
                                                      (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                     $             214,225
      Add (Deduct):
        Minority Share of Cellular Losses                               (95)
        Earnings on Equity Method                                   (12,788)
        Distributions from Minority Subsidiaries                      4,904
                                                      ---------------------
                                                      $             206,246

      Add fixed charges:
        Consolidated interest expense                                 9,111
        Amortization of debt expense and discount
          on indebtedness                                             1,017
        Interest Portion (1/3) of Consolidated Rent
          Expense                                                     1,431
                                                      ---------------------
                                                      $             217,805
                                                      =====================

FIXED CHARGES
      Consolidated interest expense                   $               9,111
      Amortization of debt expense and discount
          on indebtedness                                             1,017
      Interest Portion (1/3) of Consolidated
          Rent Expense                                                1,431
                                                      ---------------------
                                                      $              11,559
                                                      =====================

RATIO OF EARNINGS TO FIXED CHARGES                                    18.84
                                                      =====================

   Tax-Effected Preferred Dividends                   $                  --
   Fixed Charges                                                     11,559
                                                      ---------------------
      Fixed Charges and Preferred Dividends           $              11,559
                                                      =====================

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                            18.84
                                                      =====================






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